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                                                                   EXHIBIT 10.39


                          STRATEGIC MARKETING AGREEMENT

         THIS STRATEGIC MARKETING AGREEMENT (the "Agreement") is made as of the first Closing Date under the Stock Purchase Agreement, 1999 by and between Universal Music Group, Inc., a California corporation ("UMG") and ARTISTdirect, Inc., a Delaware corporation (the "Company").

         Whereas, as of the date hereof, UMG (together with its Affiliates) is a significant company in the music industry, and

         Whereas, there are synergies between UMG's business and that of the Company, and

         Whereas, UMG (or one of its Affiliates) has become a significant equity owner in the Company, and

         Whereas, in connection with the foregoing, UMG and the Company deem it to be in their respective best interests to set forth certain understandings between them with respect to strategic marketing and other commitments which each believes will advantage its business.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and UMG hereby agree as follows.

         1. DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings.

                  "Affiliate" of an entity shall mean another entity controlled by, under common control with or controlling such entity.

                  "Availability Date" shall mean the date on which the UMG Entity makes the relevant Content available to Company Entities, provided that the Availability Date for any particular Content shall be no later than the first date on which such Content is made available on a nonexclusive basis to third parties. The parties acknowledge and agree that the Availability Date as to any particular Content shall not occur if such Content is provided (i) only to then-current Affiliates of UMG (including, without limitation, GetMusic LLC), and/or (ii) exclusively as to any particular Content only to one or more third parties prior to being made available generally to third parties (e.g., certain Content may be provided to a third party providing special support to a promotion or in connection with a third party specific promotion).

                  "Commencement Date" shall have the meaning set forth in
Section 2 hereof.

                  "Company Contact Person" shall have the meaning set forth in
Section 4.E. hereof.

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                  "Company Entities" shall have the meaning set forth in Section
4.A. hereof.

                  "Company Term Minimum Commitment" shall have the meaning set forth in Section 4.D. hereof.

                  "Company Yearly Minimum Commitment" shall have the meaning set forth in Section 4.D. hereof.

                  "Complying Party" shall have the meaning set forth in Section 5.B. hereof.

                  "Content" shall mean music and music related content (i) made available on a non-exclusive basis for marketing and promotional purposes by labels to third parties (e.g., materials related to new artists and new releases, music videos, music audio samples, cybercasts, photographs, album covers, concert film clips, biographical information, promotional merchandise and similar materials), or (ii) designated by a UMG Entity, in its sole discretion, as Content for the purposes of this Agreement.

                  "Derived Analyses" shall mean analyses based upon or related to data generated from web sites, if any, which analyses are created by or for a UMG Entity or a Company Entity during the Term, (i) in the case of a UMG Entity, primarily through the analysis of Other Data, and (ii) in the case of a Company Entity, (A) primarily through the analysis of Other Data, or (B) provided by a Company Entity to any unaffiliated third party, or (C) related solely to UMG Data. Derived Analyses shall not include any individual level data (i.e. data which would permit an entity to identify a single consumer by his or her name or e-mail address).

                  "Generally Available Content" shall have the meaning set forth in Section 3.A.i. hereof.

                  "Marketing Support" shall mean (i) advertising space, (ii) marketing services, (iii) promotional products or services, (iv) Other Data or Derived Analyses, and (v) other marketing or promotional products or services.

                  "Noncomplying Party" shall have the meaning set forth in
Section 5.B. hereof.

                  "Other Data" shall mean any and all data owned or controlled by a Company Entity and made available by a Company Entity to any unaffiliated third party (other than (i) UMG Data, (ii) data owned by an unaffiliated third party, and (iii) data as to a particular web site made available solely to the person or entity controlling the rights to substantially all the content on such web site (e.g., an artist, such artist's label or a branding entity
(e.g. [***]*))). Notwithstanding the foregoing, Other Data shall not include any data which cannot be provided to UMG without such artists' or branding entity's consent (unless such consent has been obtained) or consumer consent.

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                  "Set-Off Right" shall have the meaning set forth in Section
5.A. hereof.

                  "Special Content" shall have the meaning set forth in Section 3.A.ii. hereof.

                  "Term" shall have the meaning set forth in Section 2 hereof.

                  "Term Minimum Commitment" shall mean the UMG Term Minimum Commitment or the Company Term Minimum Commitment, as applicable.

                  "Term Year" shall have the meaning set forth in Section 3.B. hereof.

                  "Third Party Payments" shall mean any payments required by contract or law to a person or entity other than UMG or one of its Affiliates. For purposes of clarity, a payment made to UMG or one of its Affiliates in its capacity as an agent of a third party shall be a Third Party Payment (e.g., a payment made to a UMG Affiliate which is a music publishing company for the benefit of an artist shall be a Third Party Payment hereunder).

                  "True Up Payment" shall have the meaning set forth in Section 5.B. hereof.

                  "UMG Affiliates" shall mean UMG and its Affiliates including, without limitation, the UMG Entities.

                  "UMG Artist Site" shall mean any web site (whether or not located on the World Wide Web) owned or operated by a Company Entity that (i) uses the name of, or predominantly features one or more artists under contract to a UMG Entity, and (ii) Company Entity institutes, operates or continues to operate during the Term at least in material part as the result of the efforts of one or more UMG Entities, including through an introduction or recommendation by a UMG Affiliate to such artist (or such artist's management), or other arrangement entered into between a UMG Affiliate and such artist. For purposes of clarity, web sites existing or in development pursuant to an agreement existing as of the Commencement Date shall not be UMG Artist Sites unless and until the agreement or other arrangement pursuant to which the relevant Company Entity acquired the rights to institute or operate such web site would have expired or terminated but for the material contributing efforts of a UMG Affiliate in causing the relevant artist to continue such site (whether on the same or different terms). [***]*

                  "UMG Contact Person" shall have the meaning set forth in
Section 3.D. hereof.

                  "UMG Data" shall mean any and all data collected by a Company Entity [***]* Notwithstanding the foregoing, UMG Data shall not include any data which cannot be provided to UMG without artists' consent (unless such consent has been obtained) or consumer consent.

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                  "UMG Entities" shall have the meaning set forth in Section
3.A. hereof.

                  "UMG Term Minimum Commitment" shall have the meaning set forth in Section 3.B. hereof.

                  "UMG Yearly Minimum Commitment" shall have the meaning set forth in Section 3.B. hereof.

                  "Yearly Compliance Notice" shall have the meaning set forth in
Section 5.B. hereof.

                  "Yearly Minimum Commitment" shall mean the UMG Yearly Minimum Commitment or the Company Yearly Minimum Commitment, as applicable.

         2. TERM.

                  The "Term" of this Agreement shall commence on the date first set forth above (the "Commencement Date") and end on the earlier of: (i) the third anniversary of the Commencement Date and (ii) the termination of the Agreement pursuant to Section 6.A. hereof.

         3. UMG OBLIGATIONS.

                  A. Availability of Content. During the Term, UMG shall, and shall cause those entities over which it exercises actual control regularly to (UMG and such entities, for the period that such actual control exists, collectively and individually the "UMG Entities"), make Content available to the Company at the times and on the terms as set forth herein.

                           i. Generally Available Content. "Generally Available
Content" is Content which the UMG Entities make available to unaffiliated third parties for use on web sites. The UMG Entities shall regularly provide to the Company the right to use Generally Available Content, and may provide additional Content on a non-exclusive basis, all of which may be used by Company solely on one or more web sites owned by Company Entities and web sites operated by the Company as part of a joint venture in which the Company owns fifty percent (50%) or more of the economic interest, and solely for the promotion and marketing of UMG Entity artists (it being understood and agreed that the Company Entities acquire no right, title or interest in such Content other than the same rights to use such Content generally provided by the relevant UMG Entity to other unaffiliated web sites) and shall be provided by the relevant UMG Entity on the Availability Date for such Content. [***]*

                           ii. Special Content. "Special Content" is content
which the UMG Entities make available only to one or more Company Entities, or only to one or more Company Entities and a limited number of other unaffiliated third parties. The UMG Entities shall

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regularly provide to the Company Entities the right to license Special Content
(i) for an exclusive period prior to the Availability Date, or (ii) exclusively, or (iii) on a limited non-exclusive basis (i.e., such Special Content shall be available for some period of time only to the Company Entities and a limited number of other third parties). The parties acknowledge and agree that Special Content may be made available only on the payment by the Company Entities of a
(x) license or similar fee, or (y) in return for the cost of developing and creating such Special Content, or (z) on payment of the UMG Entities costs for such Special Content. All financial terms and other terms and conditions applicable to any particular Special Content shall be negotiated in good faith by the parties, [***]* Examples of Special Content might be instances where a UMG Entity has the right to license or provide: (A) a cybercast, made available first and exclusively to the Company for a limited period of time or a limited number of broadcasts, and for which Company would pay a fee and any required Third Party Payments; (B) an exclusive chat with a UMG artist on terms which may or may not include a fee; and (C) prizes or promotional items provided at the UMG Entities' cost. The UMG Entities, collectively, shall in each Term Year offer sufficient Special Content to the Company Entities so that the Company Entities could, if they choose to license such Special Content, meet the Company Yearly Minimum Commitment and assuming the Agreement is not terminated pursuant to Section 6.A.(ii), the Company Term Minimum Commitment.

                           iii. For purposes of clarity, the UMG Entities'
obligation hereunder is to make Content available to the Company; subject to
Section 4.D. hereof, the Company shall have no obligation to license, acquire or use such Content. On each license or purchase by a Company Entity of Content (i.e., where a Company Entity will be required to pay for such Content), the parties shall promptly memorialize the financial and all other terms applicable to such purchase and promptly provide a copy of such memorialization to each of the Company Contact Person and the UMG Contact Person (it being acknowledged and agreed that failure so to provide such a copy shall not invalidate or otherwise affect such license or purchase or the terms applicable thereto).

                  B. Minimum Purchase Commitment. Subject to the further terms and provisions of this Agreement, (i) in each twelve month period commencing on the Commencement Date or the first or second anniversary thereof and ending on the day immediately preceding the next such anniversary of the Commencement Date (each such period, a "Term Year"), UMG and its Affiliates shall purchase, in the aggregate, not less than [***]* of Marketing Support from the Company Entities (the "UMG Yearly Minimum Commitment"), and (ii) during the Term, the UMG Affiliates shall purchase not less than [***]* of Marketing Support from the Company Entities (the "UMG Term Minimum Commitment"). If, as a result of a termination of the Agreement by UMG pursuant to Section 6.A. hereof the Term of this Agreement terminates prior to the third anniversary of the Commencement Date, the obligations under this Section 3.B. shall be pro rated to take into account such early termination.

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                  C. Derived Analyses. Each UMG Entity shall promptly after its completion make each Derived Analysis available to the Company, at no charge, provided the Company shall not transfer, assign, sell or disclose such Derived Analyses to any unaffiliated third party without UMG's consent, provided a Derived Analysis related to a particular artist or entity controlling the rights to substantially all the content underlying such Derived Analysis may be made available (without rights to further assign, sell or disclose) to the applicable artist or entity. The parties shall hereafter agree on the form and media in which such Derived Analyses shall be provided to the Company.

                  D. Contact Person. The UMG Entities, collectively, shall promptly hereafter appoint (and shall maintain throughout the Term) at least one person to be the primary contact person (the "UMG Contact Person") who shall coordinate with the Company Contact Person with respect to all operational and similar purposes under this Agreement, which person may change from time to time as designated by UMG in its sole discretion.

         4. COMPANY OBLIGATIONS.

                  A. Availability of Marketing Support. During the Term and subject to the further provisions of this Section 4, the Company shall, and shall cause entities over which it exercises actual control to (the Company and such entities, collectively and individually, the "Company Entities"), make any Marketing Support the Company Entities make available to third parties available to the UMG Affiliates, [***].* For purposes of clarity, the Company Entities' obligation hereunder is to make Marketing Support available to UMG Affiliates; subject to Section 3.B. hereof, the UMG Affiliates shall have no obligation to acquire or use any particular Marketing Support product or service. The parties shall promptly memorialize the financial and all other terms applicable to the provision of such marketing support and promptly provide a copy of such memorialization to each of the UMG Contact Person and the Company Contact Person (it being acknowledged and agreed that the failure so to provide such a copy shall not invalidate or otherwise affect such transaction or the terms applicable thereto).

                  B. Provision of UMG Data. The Company shall, and shall cause each Company Entity to provide to UMG copies of all UMG Data from time to time as requested by UMG, but not less frequently than monthly. The parties shall hereafter agree on the form and media in which such data shall be provided to UMG, it being understood and agreed that UMG shall be entitled to the UMG Data in digital format, and that the Company shall reasonably cooperate with UMG in creating data collection fields for UMG Artist Sites. Notwithstanding the foregoing, the parties acknowledge and agree that the provision of UMG Data to UMG may be subject to artist consent.

                  C. Provision of Other Data, Derived Analyses. During the Term, the Company shall, and shall cause each Company Entity to, notify UMG promptly after the date on which such Company Entity makes any Other Data or Derived Analyses available to any unaffiliated third party, identifying in reasonable detail: (i) the nature of such Other Data or

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Derived Analyses, and (ii) the financial and other terms applicable to such
Other Data or Derived Analyses [***.]* Notwithstanding anything contained in this Agreement to the contrary, no Company Entity shall be obligated under this Agreement to provide any UMG Entity with any data (x) if the artist has the right to approve the dissemination of such data to a UMG Entity and has not give such approval, (y) subject to Section 4.F. hereof, the dissemination of such data would violate the privacy policy of the applicable Company Entity, or (z) the dissemination of such data would violate any law, statute or regulation then in effect including if applicable The Children's Online Privacy Protection Act and any regulation promulgated by the Federal Trade Commission or any other governmental entity (whether United States or foreign) and, in the case of (y) and (z), such data is not being provided to other unaffiliated third parties. Without the relevant Company Entity's prior written consent, or as permitted by the terms applicable to such Other Data or Derived Analyses consistent with clause (ii)(b) of the first sentence of this Section 4.C., UMG shall not be entitled to transfer, assign, sell or disclose such Other Data or Derived Analyses other than to UMG Entities, and shall (and shall permit the UMG Entities to) use such Other Data or Derived Analyses solely for internal marketing research and analysis. Notwithstanding the immediately preceding sentence, Other Data or a Derived Analysis related to a particular artist may be made available (without rights to further assign, sell or disclose) to the applicable artist.

                  D. Minimum Purchase Commitment. Subject to the further terms and provisions of this Agreement, (i) in each Term Year the Company Entities shall purchase, in the aggregate, not less than [***]* of Content from the UMG Entities (the "Company Yearly Minimum Commitment"), and (ii) during the Term, the Company Entities shall purchase not less than [***]* of Content from the UMG Entities (the "Company Term Minimum Commitment"). If as a result of a termination of this Agreement by the Company pursuant to Section 6.A. hereof the Term of this Agreement terminates prior to the third anniversary of the Commencement Date, the obligations under this Section 4.D. shall be pro rated to take into account such early termination.

                  E. Contact Person. The Company Entities, collectively, shall promptly hereafter appoint (and shall maintain throughout the Term) at least one person to be the primary contact person (the "Company Contact Person") to coordinate with the UMG Contact Person with respect to operational and similar purposes under this Agreement, which person may change from time to time as designated by the Company in its sole discretion.

                  F. Efforts to Obtain Consents; Anti-Discrimination. The Company Entities shall use their commercially reasonable efforts to seek and obtain each and every consent, waiver, agreement or other action necessary to afford UMG the rights to data set forth in this Section 4, including, without limitation, artists' and consumer consents. The Company and UMG shall consult with one another as to the actions to be taken to obtain necessary consents, and the Company shall promptly notify UMG if it has been unable to obtain an artist consent necessary to afford UMG the rights set forth in this Section 4.

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[***]*

         5. SET-OFF AND TERM YEAR PAYMENTS.

                  A. Set-Off Right. Notwithstanding any other provision of this Agreement to the contrary, the Company Entities shall be entitled to set-off all amounts owed by them to any UMG Entity under this Agreement against all amounts owed to any of them by any UMG Affiliate under this Agreement, and the UMG Affiliates shall be entitled to set-off all amounts owed by them to any Company Entity under this Agreement against all amounts owed to any of them by any Company Entity under this Agreement (the "Set-Off Right"). Not later than 30 days after the end of each Term Year, each of UMG and the Company shall provide to the other a schedule listing in sufficient detail to identify the transaction, all purchases made by an entity from the other and for which UMG or the Company, as the case may be, can and will set-off under this Agreement.

                  B. True Up Payments. Due to the availability of the Set-Off Right, the parties acknowledge and agree that no payments shall be due from one to the other hereunder with respect to any Term Year unless (i) at the end of such Term Year, only one of UMG or the Company has met its Yearly Minimum Commitment, and (ii) the entity meeting its Yearly Minimum Commitment (the "Complying Party") notifies the other, within forty-five days of the end of such Term Year that the Complying Party has met its Yearly Minimum Commitment, and that the other party (the "Noncomplying Party") has not, demands that the Noncomplying Party meet its Yearly Minimum Commitment for such Term Year, and specifies the amount of the Yearly Minimum Commitment outstanding at the end of the relevant Term Year (such notice, the "Yearly Compliance Notice"). If the Noncomplying Party has not, within 60 days of such Yearly Compliance Notice (the "Extension Period") purchased such amount of Marketing Support or Content, as applicable, within such Extension Period as would (when aggregated whether with the purchases made during the applicable Term Year) meet its Yearly Minimum Commitment, it shall, not later than the 60th day after such Yearly Compliance Notice pay such amount of the Yearly Minimum Commitment (the "True Up Payment") which remains unmet as of the end of such 60 day period, in cash, to the Complying Party. Purchases of Marketing Support or Content, as applicable, made in the Extension Period after a Yearly Compliance notice and included in calculating a True Up Payment may not be included for purposes of ascertaining whether the Noncomplying Party has met its Yearly Minimum Commitment in any other Term Year but (for purposes of clarity) shall be included in calculating whether a party has made its Term Minimum Commitment. Notwithstanding the foregoing, if the UMG Entities have not made Special Content available to the Company in the first or second Term Year in an amount sufficient for the Company Entities to actually expend amounts sufficient to meet the Company Yearly Minimum Commitment during the applicable Term Year (including the Extension Period), the amount of such shortfall (the "Yearly Shortfall Amount") shall not be required to be paid in cash by Company at the end of such Term Year, the Yearly Shortfall Amount shall be deemed paid by the Company for purposes of calculating whether the Company has met its Term Minimum Commitment, and UMG shall pay the Company in cash the amount


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by which (A) the lesser of (i) the aggregate amounts spent by the UMG Entities in the aggregate for Marketing Support in such Term Year and (ii) [***,]* exceed
(B) the aggregate amounts spent by the Company Entities in such Term Year, for Content. At the end of the Term, the parties' (and their Affiliates') respective aggregate purchases of Marketing Support and Content, respectively, during the entire Term shall be calculated. If, as of the end of the Term, either party has failed to meet its Term Minimum Commitment, and has not, within 60 days of the end of the Term, purchased such amount of Marketing Support or Content, as applicable, within such 60 day period as would (when aggregated with all other purchases made during the Term) meet its Term Minimum Commitment, such non-complying party shall, not later than the 60th day after the end of the Term pay to the other party the difference between the non-complying party's Term Minimum Commitment and the amount actually spent by it during the Term and such 60 day post-Term period. Notwithstanding the foregoing, if at the end of the Term the UMG Entities have not made Special Content available to the Company during the Term in an amount sufficient for the Company Entities to actually expend amounts sufficient to meet the Company Term Minimum Commitment, the amount of such shortfall (the "Term Shortfall Amount") shall not be required to be paid in cash by Company at the end of the Term, and UMG shall pay the Company in cash the amount by which (A) the lesser of (i) the aggregate amounts spent by the UMG Entities in the aggregate for Marketing Support during the Term and (ii) [***,]* exceed (B) the aggregate amounts spent by the Company Entities during the Term for Content (taking into account the "deemed paid" amounts set forth above). Notwithstanding any provision of this Agreement to the contrary, the remedy provided for in this Section 5.B. shall be the sole and exclusive remedy for any breach or alleged breach of the parties' respective obligations under Sections 3.B. and 4.D.

                  C. Limitations on Set Off. Notwithstanding anything in this Agreement to the contrary, a party which purchases Content or Marketing Support, as the case may be, (i) in excess of [***]* in any Term Year, or (ii) in excess of [***]* during the Term shall, for each and every purchase over either such limit, pay cash for such purchase in accordance with the payment terms otherwise applicable to such transaction. Unless and until the aggregate of all cash payments made by a party (and its affiliates) hereunder exceeds (together with all amounts set-off or eligible for set-off hereunder) [***]* such cash payments shall be included in any calculation of whether such party has met its Term Minimum Commitment.

                  D. Other Purchases. By mutual agreement of the parties, any purchase made by one party (or its Affiliates) from the other (or its Affiliates) which does not otherwise fall under the categories described in this Agreement (e.g., a purchase by the Company of marketing or promotional services or advertising from a UMG Entity or the provision of music digital downloads by a UMG Entity to the Company) may be deemed to be "Content" or "Marketing Support" for the purpose of calculating whether a party has met its Yearly Minimum Commitment or Term Minimum Commitment hereunder.

         6. TERMINATION FOR BREACH.

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                  A. Early Termination. Either party may terminate this
Agreement (i) on the material breach of the other party, subject to notice and a reasonable (not to exceed 30 days) period to cure, or on the occurrence of an insolvency event with respect to the other party, or (ii) if the UMG Entities fail to make sufficient Special Content available in the first two Term Years so that the Company Entities fail to meet the Company Yearly Minimum Commitment hereunder in each of such years.

         7. MISCELLANEOUS.

                  A. Counterparts; Facsimile Signatures. This Agreement may be signed in multiple counterparts. Each counterpart will be considered an original, but all of them in the aggregate shall constitute one agreement. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person.

                  B. Successors and Assigns. This Agreement may not be assigned, in whole or in part, whether voluntarily or by operation of law without the consent of the other party hereto.

                  C. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior letters of intent, agreements and understandings between the parties with respect to the subject matter hereof.

                  D. Amendments. This Agreement may be amended, modified or supplemented only in a writing executed by each of the parties hereto.

                  E. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first class mail or overnight courier, shall be deemed given on the date received, if delivered by hand or courier, and four days after deposit into the United States mail, if mailed, and shall be delivered to the addresses for notice indicated on the signature pages hereof, or at such other addresses as a party may hereafter designate by notice delivered pursuant to this Section 7.E.

                  F. Relationship of the Parties. Notwithstanding any other relationship between the parties hereto, or between or among them and their respective Affiliates, nothing herein shall be deemed to constitute the parties a partnership or joint venture.

                  G. Governing Law. This Agreement and all matters or issues related thereto or arising hereunder shall be governed by the laws of the State of California without regard to the application of principles of conflicts of laws.

                  H. Headings and Examples. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.



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Whenever examples are used in this Agreement with the words "including," "for example," "e.g.," "such as," "etc." or any derivation thereof, such examples are intended to be illustrative and not in limitation thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ARTISTdirect, INC.                        UNIVERSAL MUSIC GROUP, INC.

By: /s/ KEITH YOKOMOTO                    By: /s/ MICHAEL OSTROFF
    -------------------------------           --------------------------------
     Keith Yokomoto                           Senior Vice President
     ARTISTdirect, Inc.                       70 Universal City Plaza
     17835 Ventura Boulevard                  Universal City, CA 91608
     Suite 310                                Attn: President, Global E-Commerce
     Encino, CA 91316                         and Advanced Technology
     Attn: Chief Executive Officer            AND Attn: Senior Vice President,
                                              Business and Legal Affairs

     With a copy to:                          With a copy to:

     Lenard & Gonzalez LLP                    Munger, Tolles & Olson LLP
     25th Floor                               35th Floor
     1900 Ave. Of the Stars                   355 S. Grand Ave.
     Los Angeles, CA 90067                    Los Angeles, CA 90071-1560
     Attn: Allen D. Lenard                    Attn: Ruth E. Fisher




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